U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 26, 2004
                                                          --------------


                               INFOCROSSING, INC.
               (Exact name of issuer as specified in its charter)


                 Delaware                0-20824         13-3252333
       ------------------------------  -----------  -------------------
      (State or other jurisdiction of  Commission     (IRS Employer
       incorporation or organization)  File Number  Identification No.)

               2 Christie Heights Street Leonia, New Jersey 07605
                    (Address of principal executive offices)

                                 (201) 840-4700
                           (Issuer's telephone number)

                 N/A (Former name or former address, if changed
                               since last report.)






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ITEM 5. OTHER EVENTS

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the projections set forth below and, in some cases, can otherwise be identified by terminology such as "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," or "continue," the negative of these terms or other comparable terminology. These statements involve a number of risks and uncertainties including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; new products; technological changes; the Company's dependence on third party suppliers; intellectual property rights; difficulties with the integration of SMS; and other risks. For any of these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report and are based on information currently and reasonably known. The Company undertakes no obligation to release any revisions to or update these forward-looking statements to reflect events or circumstances that occur after the date of this Report or to reflect the occurrence or effect of anticipated or unanticipated events.

The Company announced today that it completed a previously announced $30.6 million private placement of 2,917,000 shares of its common stock.

The Company intends to use the net proceeds of the private placement to finance a portion of the cash component of the purchase price for the publicly announced pending acquisition of ITO Acquisition Corporation, a California corporation doing business as Systems Management Specialists, or "SMS".

The private placement was made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock issued in the private placement have not been registered under the Securities Act, or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements of business acquired: None

        (b) Pro forma financial information: None

        (c) Exhibits

          4.1 Securities Purchase Agreement, dated as of March 24, 2004, by and among the Company and certain purchasers of common stock.

          4.2 Registration Rights Agreement, dated as of March 24, 2004, by and among the Company and certain purchasers of common stock.

          99 Press Release, dated April 1, 2004, regarding the completion of a previously announced private placement of common stock.

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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INFOCROSSING, INC.


Date:  April 1, 2004                   /s/ WILLIAM J. McHALE
                                        ----------------------------------------
                                        William J. McHale
                                        Senior Vice President of Finance